Exhibit 99.1

For immediate release

Mark Carges Joins Veeva Board of Directors

Company adds accomplished software leader behind some of the most widely-used consumer and enterprise technology platforms

PLEASANTON, CA — June 22, 2017 — Veeva Systems (NYSE:VEEV) today announced the appointment of Mark Carges to the company’s Board of Directors. Carges brings deep development and operational experience to Veeva’s board, having built some of the most impactful and widely-used consumer and enterprise software platforms.

Carges previously served as chief technology officer (CTO) at eBay Inc. and BEA Systems. He is currently on the board of directors of Splunk and Magnet Systems.

“Veeva has established itself as one of the leading cloud innovators,” said Carges. “As the transition to the cloud accelerates, I look forward to playing a role in Veeva’s continued success transforming the life sciences industry and beyond.”

“Mark has a unique mix of consumer and enterprise expertise, as well as a wealth of software development and operational experience,” said Peter Gassner, founder and CEO of Veeva Systems. “He is a well-known technology leader who will be a tremendous asset to Veeva as we build the next-generation of cloud applications.”

About Mark Carges

Carges currently serves on the board of directors of Splunk and Magnet Systems. He was the CTO of eBay Inc. from September 2009 to September 2014, and served on the eBay Inc. leadership team since 2008 overseeing their platform strategy, with overall responsibility for technology, software development, and site operations for eBay.com. Prior to eBay Inc., he was at BEA Systems, a provider of enterprise application infrastructure software that was acquired by Oracle in April 2008. Over more than a decade at BEA, he held various senior technology leadership roles, including chief technology officer. Carges began his career at Bell Labs as one of the original architects of Tuxedo, a software solution for constructing highly scalable transaction processing applications. Carges has also previously served on the board of directors of Rally Software.

Additional Information

Connect with Veeva on LinkedIn: linkedin.com/company/veeva-systems
Follow @veevasystems on Twitter: twitter.com/veevasystems
Like Veeva on Facebook: facebook.com/veevasystems

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 525 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the future performance and outlook of Veeva’s business. Any forward-looking statements contained in this press release are based upon

® 2017 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc.
Veeva Systems Inc. owns other registered and unregistered trademarks.

Veeva’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended April 30, 2017. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

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Contact:

Roger Villareal
Veeva Systems
925-264-8885
roger.villareal@veeva.com

® 2017 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc.
Veeva Systems Inc. owns other registered and unregistered trademarks.

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